EXHIBIT 23.1
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        INDEPENDENT AUDITORS' CONSENT OF GROBSTEIN, HORWATH & COMPANY LLP


We hereby consent to the incorporation by reference in the Registration Statement of Signature Eyewear, Inc. on Form S-8 (File No. 33-48109) of our report dated January 11, 2006 on our audit of the consolidated financial statements and financial statement schedule of Signature Eyewear, Inc. for the year ended October 31, 2005, which report is included in this Annual Report on Form 10-K.


/s/ GROBSTEIN, HORWATH & COMPANY LLP
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Sherman Oaks, California
January 11, 2006